                                                                     EXHIBIT 11
                               ROSS STORES, INC.

               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
               (Amounts in thousands, except per share amounts)

                                                               Three Months Ended
                                             -------------------------------------------------------
                                                November 1, 1997             November 2, 1996

                                                                Fully                         Fully
                                                Primary       Diluted        Primary        Diluted

Net earnings                                    $25,055       $25,055        $16,354        $16,354
                                                -------       -------        -------        -------
                                                -------       -------        -------        -------
Weighted average shares outstanding:
Common shares                                    48,786        48,786         50,096         50,096

Common equivalent shares:
Stock options                                     1,055         1,134          1,154          1,258
                                                -------       -------        -------        -------
Weighted average common and common
equivalent shares outstanding                    49,841        49,920         51,250         51,354
                                                -------       -------        -------        -------
                                                -------       -------        -------        -------
Earnings per common and common
equivalent share                                   $.50          $.50           $.32           $.32
                                                -------       -------        -------        -------
                                                -------       -------        -------        -------


                                                               Nine Months Ended
                                              --------------------------------------------------------
                                                 November 1, 1997               November 2, 1996
                                                                Fully                         Fully
                                                Primary       Diluted        Primary        Diluted
Net earnings                                    $76,806       $76,806        $48,938       $48,938
                                                -------       -------        -------       -------
                                                -------       -------        -------       -------
Weighted average shares outstanding:
Common shares                                    49,325        49,325         50,250        50,250

Common equivalent shares:
Stock options                                     1,075         1,253          1,264         1,494
                                                -------       -------        -------       -------
Weighted average common and common
equivalent shares outstanding                    50,400        50,578         51,514        51,744
                                                -------       -------        -------       -------
                                                -------       -------        -------       -------
Earnings per common and common
equivalent share                                  $1.52         $1.52           $.95          $.95
                                                -------       -------        -------       -------
                                                -------       -------        -------       -------
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